EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

StemGen, Inc.:

We consent to the inclusion in the foregoing Registration Statement on Form S-1 Amendment No 3 of our report dated October 13, 2015 relating to our audits of the consolidated balance sheets of StemGen, Inc. (the “Company”) as of June 30, 2015 and June 30, 2014, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. Our report dated October 13, 2015, relating to the consolidated financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

October 19, 2015

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